Exhibit 10.2.11.6

AMENDMENT NUMBER 5

TO THE

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

2005 EXECUTIVE INCENTIVE PLAN

DATED: November 5, 2013

Effective January 1, 2013

Pursuant to resolutions of the Management Development and Compensation Committee of the Board of Directors of Consolidated Edison, Inc. adopted on February 20, 2013, and the authority granted to the Plan Administrator pursuant to Article III and Section 6.01 of the Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan, the undersigned hereby approves the amendments to the Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan, as set forth below:

1.    The PURPOSE is amended by adding the following at the end thereof:

Effective January 1, 2013, the Plan has been amended to include the position of President, Shared Service, as an Executive Officer.

2.    ARTICLE I, DEFINITIONS, is amended as follows:

Section 1.17 Executive Officer is amended by inserting the words “President, Shared Services,” after “President and Chief Operating Officer.”

3.    ARTICLE IV. DETERMINATION OF AWARDS, is amended as follows:

Subsection (f) of Section 4.05 Awards to Executive Officers, is amended by inserting the words ‘President, Shared Services,” before the words “Senior Vice President – Business Shared Services,” to read as follows:

(f) For the President, Shared Services, Senior Vice President—Business Shared Services, Senior Vice President—Enterprise Shared Services, Senior Vice President—Public Affairs, and Vice President and General Auditor.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of November, 2013.

/s/ Mary Adamo

Plan Administrator,

Consolidated Edison Company of New York, Inc, 2005 Executive Incentive Plan

and

Vice President – Human Resources

Consolidated Edison Company of New York, Inc.